UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT
OF 1933

American CryptoFed DAO LLC
(Exact Name of Registrant as Specified in its Charter)

Wyoming
(State or other jurisdiction of incorporation or organization)

To Be Decided: Classification not listed on SEC Documents
(Primary Standard Industrial Classification Code Number)

87-2207963
(I.R.S. Employer Identification Number)

1607 Capitol Ave., Suite 327, Cheyenne, WY 82001, Phone (307)
206-4210
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

None
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, or Securities Act, check the following box: YES

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer,"
"accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Large accelerated filer: No
Accelerated filer: No
Non-accelerated filer: Yes
Smaller reporting company: Yes
Emerging growth company: Yes

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. Yes





CALCULATION OF REGISTRATION FEE:

Title of Class of Securities to be Registered:
Ducat: Inflation and deflation protected stable token, used for pricing goods and services, for daily transactions, for accounting and for store of value.

Amount to be Registered Proposed Maximum Offering Price Per Unit:
Unlimited

Proposed Maximum Aggregate Offering Price:
Not Applicable

Amount of Registration Fee
To be decided after discussion with SEC Staff


Title of Class of Securities to be Registered:
Locke: Governance token, used for stabilizing Ducat and for Locke holders to participate in network rulemaking and decision making.

Amount to be Registered Proposed Maximum Offering Price Per Unit:
10 trillion

Proposed Maximum Aggregate Offering Price:
Not Applicable

Amount of Registration Fee
To be decided after discussion with SEC Staff


American CryptoFed DAO LLC (CryptoFed) is not selling any Locke or Ducat tokens in this offering. The purpose of this offering registration is to enable i) the secondary market for both Locke and Ducat tokens to exist, ii) refundable auctions of Locke tokens to initiate, and iii) the sale of Ducat tokens at higher market value than the original purchase price direct from CryptoFed. All proceeds from Locke and Ducat token sales will be fully refunded or returned to purchasers in one way or another. No proceeds can be used for any other purpose. The market price for Locke token auctions and Ducat token sales will be decided by the secondary market and the real demand for the tokens. We wish to discuss with the SEC staff as to how to calculate and pay the registration fees.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated______, 2021.


PRELIMINARY PROSPECTUS

American CryptoFed DAO LLC
Unlimited: Ducat Inflation and Deflation Protected Stable Token

10 Trillion: Locke Governance Token

This prospectus relates to the registration of two classes of tokens, i) the inflation and deflation protected stable token, Ducat and ii) the governance token, Locke. CryptoFed will not receive any proceeds from the sale of Locke or Ducat tokens. CryptoFed is registering both Locke and Ducat tokens with the SEC as utility tokens, not as securities. Registration of the tokens offered under this prospectus does not mean that CryptoFed or Locke token holders will offer or sell Locke or Ducat tokens. The prices which CryptoFed or token holders may sell the tokens in this offering will be determined by the prevailing secondary market price for the tokens. Filing Form S-1 does not mean CryptoFed concedes that Locke and Ducat are securities. The Section 2.9 of
Item 1: Business of Form 10 entitled "2.9. Locke and Ducat as Utility Tokens" filed simultaneously with this Form S-1 explains why Locke and Ducat tokens are utility tokens, not securities.

A. Offering Price

	i. 	Ducat Token: Offering Price in USD-Pegged Stablecoins

Ducat is an inflation and deflation protected stable token with unlimited issuance, constrained by algorithms targeting zero inflation and zero deflation. Ducat is used for pricing goods and services, daily transactions, accounting, and store of value. Ducat tokens do not carry rights to participate in CryptoFed's rulemaking and decision making.

CryptoFed will only sell Ducat via crypto compliant exchanges for compliant USD-pegged stablecoins. Ducat is designed to appreciate against the USD by the amount of inflation USD experiences as measured by the PCE price index. This ensures Ducat does not experience inflation. The rate of inflation derived from the PCE price index is used to define the Ducat Target Equilibrium Exchange Rate against USD-pegged stablecoins as noted below. "The PCE price index, released each month in the Personal Income and Outlays report, reflects changes in the prices of goods and services purchased by consumers in the United States," published monthly by the Bureau of Economic
Analysis, US Department of Commerce.    As long as goods and
services are priced in Ducat and the Target Equilibrium Exchange Rate is maintained, the inflation and deflation in Ducat economy should remain close to zero.

Target Equilibrium Exchange Rate:

Suppose time t is measured in days and m >= 1 stands for months, then Ducat will be designed to rise against USD according to the deterministic function every day "t" since Ducat deployment (t=0):

1 Ducat = 1 USD * exp(r_1(t)+r_2(t)+...)

Such that

r_m(t) = r_m * t      if (m-1)*T+1<=t<=m*T
r_m(t) = r_m * m * t  if t>m*T
r_m(t) = 0            if otherwise

r_m = (1/T)*ln(PCEr_m / PCEr_{m-1})
PCEr_0 = PCE_0
T = 365/12

PCEr_m is an estimate of the Personal Consumption Expenditures Price Index by the end of the month m. The estimate PCEr_m is determined by an exponential least square fit to a subset of the historical
PCE data released by the Department of Commerce in previous months m-1,m-2,...etc.

The actual daily exchange rate on crypto exchange markets may constantly fluctuate around the
Target Equilibrium Exchange Rate, but CryptoFed's open market operations will ensure the variation will not go beyond a 2% range of upper and lower bounds. Open market operations are defined as the buying and selling between Ducat and Locke on compliant crypto exchanges to maintain the Target Equilibrium Exchange Rate.

	ii. 	Locke Token: Offering Price in USD Pegged Stablecoins

Locke is a governance token with a maximum authorized finite number of 10 trillion. Locke are used as utility tokens for open market operations to stabilize the price of Ducat on a daily basis, as well as for Locke holders to participate in CryptoFed's rulemaking and decision making based on the American CryptoFed DAO Constitution ("CryptoFed Constitution") attached as Exhibit 1.

For Locke token's price discovery purposes, CryptoFed may conduct refundable auctions from time to time on compliant crypto exchanges. Refundable auctions will not start until the SEC declares this Form S-1 filing is effective. All proceeds in USD-pegged stablecoins from Locke token auction sales will be reserved in order to provide refunds upon purchaser request at the original purchase prices via smart contracts. Purchasers refund rights expire if: a) Locke's price surpasses five (5) times the original purchase price, or b) the original Locke tokens are sold, or c) Three (3) years passes from the original time of purchase, whichever comes first. After refund rights expire, the corresponding proceeds will be transferred to CryptoFed's USD-pegged stablecoin reserve for Locke buyback which is an alternative method of refunding. Due to the refundable nature, the auction prices may not reflect the market prices for the Locke token. The market price for Locke tokens will not be known until the secondary market is developed, which will be affected by the initial allocation and open market operations.

If the SEC does not agree with CryptoFed's position and characterizes the Locke and Ducat tokens as securities, CryptoFed should be able to grant these tokens to service providers, free of charge, as an equity incentive plan for the CryptoFed community, pursuant to the CryptoFed Constitution, as long as these tokens are restricted, untradeable and non-transferable. By holding the Locke tokens per se, token holders by definition perform services to CryptoFed, because the CryptoFed token economy needs a network effect of mass token holders to overcome the inherent hurdles of collective action. CryptoFed will grant restricted, untradeable and nontransferable Locke tokens to municipalities, merchants, banks, crypto exchanges and individual contributors that are needed to execute the Ducat Economic Zone plan attached as Exhibit 2. In anticipation of mass distribution which will quickly surpass the 500-person threshold under Exchange Act Section 12(g), together with this Form S-1 filing, CryptoFed elects to proactively file Form 10 and subject itself to the periodic reporting obligations and subsequently file Form S8 upon the effectiveness of Form 10. Until the SEC declares CryptoFed's Form S-1 effective, for clarity, all Locke and Ducat tokens will be restricted, untradeable and non-transferable. After the SEC declares CryptoFed's Form S-1 effective, the CryptoFed service providers should be able to sell their tokens on the secondary market, while CryptoFed can also start buying and selling between Locke and Ducat through open market operations to maintain the Target Equilibrium Exchange Rate.

B.	The market on which the securities are to be listed.
Locke and Ducat tokens will be listed on compliant crypto exchanges, which will be decided and reported to the SEC with Form 8-K filings. No public market for Locke or Ducat tokens currently exists.

C.	The names of the underwriters.
There is no underwriter in this offering.



D.	Smaller Reporting Company and Emerging Growth Company
CryptoFed is subject to reduced public company reporting requirements, because it is not only a smaller reporting company as defined in Rule 12b-2 of the Exchange Act, but also as the first Decentralized Autonomous Organization (DAO) in the US, an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act").

E.	Risk Factors.
See the section titled "Risk Factors" beginning on page 26 to read about factors you should consider before buying Locke tokens and Ducat tokens.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The Date of This Prospectus is: _____, 2021










Table of Contents
1.  Summary	13
(1)  Mission	13
(2)  Two Token Economy	13
(a)  Ducat Token	13
(b)  Locke Token	15
(c)  Token Definition	15
(3)  The Offering and the Use of Proceeds	15
(a)  Locke Token Distribution	16
(b)  Ducat Token Distribution	16
(c)  Open Market Operations	17
(d)  The Use of Proceeds	17
(4)  Federal Reserve System vs. CryptoFed	18
(5)  Blockchain Protocol	22
(6)  Banks and Compliant Exchanges as Block Producers	22
(7)  Growth Strategy	23
(8)  Zero Revenue and Zero Cost	24
(a) Revenue	24
(b) Cost	26
2.  Risk Factors	26
(1)  Zero Value of Locke and Ducat	26
(2)  Effects of Government Regulations	26
(3)  Banks and Exchanges	27
(4)  Mass Acceptance by Consumers and Merchants	27
(5)  Zero Revenue and Mass Incentive Giveaway	27
(6)  EOS Blockchain Protocol	27
(7)  Operation of a Decentralized Autonomous Organization (DAO)	27
(8)  Macroeconomic Condition	27
(9)  Economic Theories	28
3.  Use of Proceeds	28
4.  Dividend Policy	28
5.  Capitalization	28
6.  Ratio of Earnings to Fixed Charges	28
7.  Dilution	29
(1)  Locke Token	29
(2)  Ducat Token	29
8.  Selected Financial Data	29
9.  Supplementary Financial Information	29
10. Management's Discussion and Analysis of Financial Condition and Results of Operations (MD&A) Changes in and Disagreements
with Auditors on Accounting and Financial Disclosure  29
11. Quantitative and Qualitative Market Risk Disclosure	29
(1)  Federal Funds Rate	30
(2)  Open Market Operations	30
(3)  Locke Token Price	30
(4)  USD-Pegged Stablecoin Market	30
(5)  Compliant Crypto Exchanges	31
12. Business	31
13. Management	31
14. Executive Compensation	31
15. Corporate Governance Arrangements	31
16. Related Party Transactions	32
17. Principal and Selling Stockholders/Security Ownership of
Beneficial Owners and
Management Shares Eligible for Future Sale	32
18. Description of Securities Being Offered and Recent Sales of
Unregistered	32
Securities	32
19. Underwriting	33
20. Experts and Legal Counsel	33
21. Financial Statements	33
22. Indemnification	33
23. Undertakings	33
(1)  Ducat Economic Zone Plan	33
(2)  Refundable Locke Auctions	34
(3)  Open Market Operations	34
24. Offering Expenses	34
25. Exhibits and Financial Statement Schedules	34
26. Cautionary Note Regarding Forward-Looking Statements	34
27. Incorporation by Reference	35
28. SIGNATURES	36

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission, or SEC. CryptoFed has not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. CryptoFed will not take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus. Our business and prospects may have changed since that date.

For persons outside of the United States: CryptoFed has not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to the distribution of this prospectus outside of the United States.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the sections entitled "Prospectus Summary," and "Risk Factors" contains forward-looking statements within the meaning of the federal securities laws. These statements relate to anticipated future events and future results of operations. In some cases, you can identify forward-looking statements by terminology such as "may," "might," "will," "should," "intends," "expects," "plans," "goals," "projects," "anticipates," "believes,"
"estimates," "predicts," "potential," or "continue" or the negative of these terms or other comparable terminology.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry's) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. The "Risk Factors" section of this prospectus sets forth detailed risks, uncertainties and cautionary statements regarding our business and these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing regulatory environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus.

We cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. These cautionary statements should be considered with any written or oral forwardlooking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the U.S., we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.





	1. 	Summary

American CryptoFed DAO LLC (CryptoFed) was established on July
1, 2021, by MShift Inc. (MShift). The Organizers are Marian Orr,
Scott Moeller and Xiaomeng Zhou.

Address: 1607 Capitol Ave., Suite 327, Cheyenne, WY 82001
Phone: (307) 206-4210
Website: https://www.americancryptofed.org/

(1) Mission
CryptoFed's mission is to create and maintain a monetary system with zero inflation, zero deflation and zero transaction costs.

(2) Two Token Economy
To accomplish its mission, CryptoFed has designed a two-token economy and issues two utility tokens called Ducat and Locke respectively.

	(a) 	Ducat Token

Ducat is an inflation and deflation protected stable token with unlimited issuance, constrained by algorithms targeting zero inflation and zero deflation. Ducat is used to price goods and services, for daily transactions, accounting and as a store of value. CryptoFed utilizes both fiscal policy tools and monetary policy tools to provide benefits to Ducat users and adjusts the incentive ranges detailed below to influence users' economic behaviors in order to stabilize Ducat.
-	Fiscal Policy tools are defined as rewards paid to
consumers at a range of 5.5% -12% for making purchases
using Ducat and rewards paid to merchants for accepting
Ducat at a range of 1% - 4%.
-	Monetary Policy tools are defined as interest paid to all
Ducat holders with a target range of 3% - 5%, but that
rate can be raised as high as necessary to deter
inflation.
-	Ducat is designed to appreciate against the US dollar
(USD) by the amount of inflation USD experiences as
measured by the US Department of Commerce PCE price
index. This ensures the Ducat does not experience
inflation. The rate of inflation is derived from the PCE
price index to define the Ducat Target Equilibrium
Exchange
Rate against USD. "The PCE price index, released each
month in the Personal
Income and Outlays report, reflects changes in the prices
of goods and services purchased by consumers in the
United States," published monthly by the Bureau of
Economic Analysis, US Department of Commerce.    As long
as goods and services are priced in Ducat and the Target Equilibrium Exchange Rate is maintained, the inflation and deflation in Ducat economy should remain close to zero.

Target Equilibrium Exchange Rate:
Suppose time t is measured in days and m >= 1 stands for months, then Ducat will be designed to rise against USD according to the deterministic function every day "t" since Ducat deployment (t=0):

1 Ducat = 1 USD * exp(r_1(t)+r_2(t)+...)

Such that

r_m(t) = r_m * t      if (m-1)*T+1<=t<=m*T
r_m(t) = r_m * m * t  if t>m*T
r_m(t) = 0            if otherwise

r_m = (1/T)*ln(PCEr_m / PCEr_{m-1})
PCEr_0 = PCE_0
T = 365/12

PCEr_m is an estimate of the Personal Consumption Expenditures Price Index by the end of the month m. The estimate PCEr_m is determined by an exponential least square fit to a subset of the historical
PCE data released by the Department of Commerce in previous months m-1,m-2,...etc.

The actual daily exchange rate on crypto exchange markets may constantly fluctuate around the
Target Equilibrium Exchange Rate, but the CryptoFed's open market operations will ensure the variation will not go beyond a 2% range of upper and lower bounds. Open market operations are defined as the buying and selling between Ducat and Locke on compliant crypto exchanges to maintain the Target Equilibrium Exchange Rate.
	(b) 	Locke Token

Locke is a governance token with a maximum authorized finite number of 10 trillion. Locke is used to stabilize the market price of Ducat and for Locke holders to participate in network rulemaking and decision making.
-	Locke tokens make CryptoFed's network rules under which
Ducat operates. Locke tokens participate in network
rulemaking and decision making based on the CryptoFed
Constitution.
-	Locke tokens are also used as utility tokens for open
market operations to stabilize the market price of Ducat
on a daily basis.
	(c) 	Token Definition
A token is defined per the description in the Token Safe Harbor Proposal 2.0 published by the SEC commissioner Hester Peirce :

	A Token is a digital representation of value or rights,

(i) that has a transaction history that:
(A)	is recorded on a distributed ledger, blockchain, or other
digital data structure;
(B)	has transactions confirmed through an independently
verifiable process; and
(C)	cannot be modified;

(ii)	that is capable of being transferred between persons
without an intermediary party;            and

(iii)	that does not represent a financial interest in a
company, partnership, or fund, including an ownership or debt interest, revenue share, entitlement to any interest or dividend payment.

(3) The Offering and the Use of Proceeds

This prospectus is a part of a registration statement on Form S-1 that we are filing with the SEC using a "shelf" registration or continuous offering process. Under this shelf registration, Locke and Ducat tokens will be distributed on an ongoing basis, according to CryptoFed monetary policy, fiscal policy and open market operations as discussed throughout this Form S-1 filing and the Form 10 filing. The on-going distribution of Locke and Ducat tokens will be guided by Machine Learning and CryptoFed's Linear Quadratic Gaussian (LQG) controller to achieve CryptoFed's mission: A monetary system with zero inflation, zero deflation and zero transaction costs. Additionally, we may provide a prospectus supplement to add, update or change information contained in, this prospectus after consulting with SEC staff.
	(a) 	Locke Token Distribution
The total finite offering of Locke tokens is 10 trillion.

Initially, free of charge, out of the total maximum authorized finite number of 10 trillion Locke tokens, 25% will be reserved for MShift as the founding organization, 10% for merchants, 10% for contributors other than merchants, 10% for refundable auctions on crypto exchanges for price discovery, 5% for R&D and 40% will be exclusively reserved for the purpose of open market operations. All allocated Locke tokens will not be minted until they are distributed. The details of the distribution are outlined in the "Initial Locke Allocation" section of the CryptoFed Constitution.

The refundable Locke auctions are discussed in this summary section under the title "Zero Revenue and Zero Costs". Due to the refundable nature, the auction prices may not reflect the market prices for the Locke token. The actual market price will not be known until the secondary market is developed, which will be affected by the initial Locke allocation and open market operations.

	(b) 	Ducat Token Distribution.
The total offering of Ducat tokens is unlimited and unknown.

The money supply is driven by CryptoFed's mission to create and maintain a monetary system with zero inflation, zero deflation and zero transaction costs, requiring monetary policy, fiscal policy, open market operations and compensation to blockchain block producers and other necessary contributors.
-	Fiscal policy tools are defined as rewards paid to
consumers by CryptoFed at a range of 5.5% -12% for making purchases using Ducat and rewards paid to merchants for accepting Ducat at a range of 1% - 4%.
-	Monetary policy tools are defined as interest paid to all
Ducat holders by CryptoFed targeted at a range of 3% -
5%, but the rates can be raised as high as necessary to deter inflation.

1 Ducat = 1 USD * exp(r_1(t)+r_2(t)+...)

	(c) 	Open Market Operations
CryptoFed has open market operations similar to the Fed to maintain the Target Equilibrium
Exchange Rate between Ducat and USD. "Traditionally, the Fed's most frequently used monetary policy tool was open market operations. This consisted of buying and selling U.S. government securities on the open market, with the aim of aligning the federal funds rate with a publicly announced target set by the FOMC. The Federal Reserve Bank of New York conducts the Fed's open market operations through its trading desk."

CryptoFed's open market operations is the buying and selling between Locke and Ducat, while the Fed's open market operations is the buying and selling between U.S. government securities and USD. Through open market operations, Locke and Ducat will be routinely distributed and bought back. The offering price will be the Target Equilibrium Exchange Rate between Ducat and USD within a 2% range of upper and lower bounds.

	(d) 	The Use of Proceeds

All proceeds will only be held in USD-pegged stablecoins and must be used to buy back Locke tokens via compliant crypto exchanges. No proceeds can be used for any other purpose. CryptoFed uses the USD-pegged stablecoin proceeds to buy back Locke whenever Locke's price falls 3% below its previous price in a 24-hour period or falls 5% below its previous price in a 1hour period. Whenever the Locke's price falls 30% below its previous price in a 24-hour period, CryptoFed has the authority to use all the CryptoFed USD-pegged stablecoin reserve to buy back Locke tokens.
(4) Federal Reserve System vs. CryptoFed
"History is largely inflation engineered by government." "I am in complete agreement with Professor Friedman on the inevitability of inflation under the existing political and financial institutions". However, the gold standard, which limited government control over money supply, resulted in deflation. "The length and depth of the deflation during the late 1920s and early1930s strongly suggest a monetary origin, and the close correspondence (across both space and time) between deflation and nations' adherence to the gold standard shows the power of that system to transmit contractionary monetary shocks."

The Industrial Revolution around the mid-18th century was a turning point to accelerate economic growth and required an expanding and flexible money supply. Monetary gold supply and production was not sufficient or flexible enough to meet the demand. President Roosevelt in 1933 was forced to abandon the gold standard domestically and again President Nixon in 1971 internationally. After over 2,000 years' service, gold was formally retired as money.

Monetary systems controlled by human governments inevitably lead to inflation, while the gold standard with less human control led to deflation due to lack of flexibility in monetary gold supply and production. Facing this dilemma, human civilization has been in search of a new monetary system for more than half a century since the collapse of the Bretton Woods System in 1971. The cryptocurrency movement is part of this search, but to date all cryptocurrencies without exception have established money supply mechanisms independent of real-world economics with no flexibility. For example, Bitcoin's money supply mechanism is independent of government control, but like gold, is not flexible enough to meet growing demand. If Bitcoin were adopted as a monetary system, like the gold standard, it would cause deflation.

Fortunately, CryptoFed has succeeded in innovating a monetary system both independent of human and government control and flexible enough to meet the demand of a growing economy. CryptoFed fundamentally differentiates from government run central banks in the following aspects.



The Fed vs. CryptoFed

Comparison Items:

Native Stable Token:
	- The FED: US Dollar (USD)
	- CryptoFed: Ducat

Stable Token Inflation Target:
	- The Fed: 2%
	- CryptoFed: 0%

Transaction Costs:
	-The Fed: Varies according to providers
	- CryptoFed: 0%

Money Supply Mechanism for Putting Money into Circulation:
	-The Fed: Adjusting Federal Funds Rate to influence commercial bank lending expansion or contraction is dependent on banks to take action.
	- The CryptoFed: Adjusting interest paid to Ducat holders at a range of 3%-5% to directly influence their spending and saving

Impact of Accumulation Debt on Money Supply Function:
	-The Fed: The burden of existing loan repayments has reached a level that even with a low interest rates close to zero, borrowers are unable to meet lender criteria to secure additional loans, hindering the Fed's Money supply mechanism.
	- CryptoFed: CryptoFed's giveaway money supply mechanism is independent of debt accumulation in the Ducat economy.

Stable Prices Mandate: Inflation Control
	-The Fed: Due to the increase of aggregate debt accumulation, the Federal Reserve has completely lost the capacity to raise the Federal Funds Rate to control inflation.
An interest rate increase will bankrupt a lot of existing borrowers, leading to an economic and financial crisis. The Federal Funds Rate has stayed around zero since 2009.
	-CryptoFed: CryptoFed can increase interest rates as high as necessary to deter inflation.

Maximum Employment Mandate: Fiscal Policy Tools to Generate Effective
Demand:
	-The Fed: Not available to the Fed. Fiscal spending budget authority, including issuing government securities belongs to the US Congress.
	-CryptoFed: CryptoFed can aggressively pursue maximum employment by generating effective demand through directly providing rewards to consumers at a range of 5.5% -12% and rewards to merchants at a range: 1% - 4%.

Native Non-Stable Token:
	-The Fed: Government securities issued by Department of Treasury, over which the Fed does not have authority.
	-CryptoFed: Locke Governance tokens

Open Market Operations - Buying and Selling between Native Stable
Token and Native Non-Stable Token:
	-The Fed: Through buying and selling between USD and government securities, the Fed can maintain the target Federal Funds Rate. Currently, to reduce the repayment costs of debt accumulation in the USD economy, the Fed must keep the Federal Funds Rate close to zero by buying more and more government securities, which will end up financing more and more government debt, leading to inflation. However, the Fed cannot raise interest rates to curb inflation, because higher interest rates will bankrupt many existing borrowers, leading to a financial crisis. The Fed has entered into a self-destructive cycle and has no way out. The money supply mechanism through lending has failed to establish a virtuous cycle between lending and loan repayments to perpetuate the Federal Reserve System.
	-CryptoFed: Through buying and selling between Ducat and Locke, CryptoFed can maintain the Target Equilibrium Exchange Rate:

1 Ducat = 1 USD * exp(r_1(t)+r_2(t)+...)

The benefits Ducat provides (high rewards rate, high interest rate, zero inflation, zero transaction costs) will generate more and more demand for Ducat, which in turn leads to more Ducat selling and Locke buying. Higher Locke prices proportionate to Ducat will enhance the capacity to handle any unexpected economic crisis of mass Ducat selling. The money supply mechanism through giveaway incentives can establish a virtuous cycle between giveaway incentives and economic growth to perpetuate the CryptoFed monetary system.

Automation and Decentralization:
	-The Fed: The Fed does not have control of fiscal policy which generates government securities for Open Market Operations. The Fed depends on commercial bank's willingness to lend even if the Federal Funds Rate is close to zero. Simply put, the existing settings of political and financial institutions makes it impossible for Fed to have a full control to automate money supply process.
	-CryptoFed: CryptoFed has full control of its monetary and fiscal policy tools. Ducat rewards rate and interest rate can be adjusted and optimized mathematically via Machine Learning. Open Market Operations can be optimized automatically by CryptoFed's Linear Quadratic Gaussian (LQG) controller. Automation makes it possible to reduce human intervention, leading to decentralization.

(5) Blockchain Protocol
Bitcoin solved the double spending issue. Ethereum innovated smart contracts to manage human contractual relationships via immutable blockchains. EOS Protocol achieved zero transaction fees, flexibility, scalability, and speed needed to handle everyday consumer transactions. "To build an enterprise-grade financial product using blockchain with high scalability, low
latency and zero transaction fee, EOS was our choice."   EOS is
an open-source protocol which enables CryptoFed to build its own CryptoFed Blockchain (as an EOS sisterchain).

For trading purposes only, Ducat and Locke tokens can be issued using the Ethereum protocol, but Locke and Ducat ERC-20 tokens will be phased out in the long run.

(6) Banks and Compliant Exchanges as Block Producers
All individuals and business entities are required to open an account at a CryptoFed participating bank, compliant crypto exchange or organization that complies with Know Your Customer

(KYC), Anti-Money Laundering (AML) and money transmitter regulations. These participating banks, exchanges and organizations will serve as the trusted block producers of CryptoFed's
Blockchain, certify and publish CryptoFed's Group Treasury funds under their management for transparency purposes, issue CryptoFed co-branded wallets bearing their name that can be used by individuals or entities to hold and transact in Ducat and Locke.

The co-branded wallet issuers will be paid 0.50 Ducat by CryptoFed for every purchase transaction made in Ducat made through their co-branded wallet. Furthermore, an amount equal to 10% of the total interest paid by CryptoFed to Ducat holders will be paid by CryptoFed to cobranded wallet issuers. This compensation in Ducat is equivalent to mining revenue.

In the long run, to further decentralize the CryptoFed Blockchain, all private entities which currently process personal information during their ordinary course of business, have expertise in KYC /AML and money transmitter regulations, and are already required to protect personal information, can serve as block producers. These entities include, but are not limited to, banks, credit unions, universities, insurance companies, airlines, pharmacies, utility companies, retail merchants issuing private card programs, etc.


(7) Growth Strategy
Once CryptoFed simultaneously files this Form S-1 and the Form 10, it will start executing the Ducat Economic Zone Plan attached as Exhibit 2. Locke tokens will be distributed to municipalities, merchants, banks, crypto exchanges and other contributors, including both individuals and entities as if they were part of the CryptoFed Equity Incentive Plan. Legal persons must have assets of more than $5 million USD. Within one week of the effectiveness of CryptoFed's Form 10 filing, CryptoFed will file Form S-8 and make the CryptoFed Equity
Incentive Plan and the Form S-8 disclosure available to all CryptoFed contributors. By holding Locke tokens, the recipients by definition contribute to the CryptoFed monetary system, because the CryptoFed token economy depends on mass adoption to generate a network effect and overcome the hurdles of collective action. All Locke tokens distributed will be restricted and untradeable until this Form S-1 filing is declared effective by the SEC. No Ducat token can be issued until the market price of Locke tokens reaches $0.10 USD per token daily for a consecutive one-month period, which then enables CryptoFed to have sufficient Locke value to stabilize Ducat at its Target Equilibrium Exchange Rate.

The incentives built into the Ducat Economic Zone Plan in the form of fiscal policies and monetary policies will serve to grow the CryptoFed monetary system organically, while working toward stabilizing the Target Equilibrium Exchange Rate.
(8) Zero Revenue and Zero Cost
CryptoFed does not have revenue, nor does it possess any USD fiat bank accounts. CryptoFed's mission is to maintain zero inflation and deflation of Ducat with zero transaction costs by adjusting the money supply of its two native tokens, Locke and Ducat, through a giveaway business model. There is no revenue earning function or operation incorporated into CryptoFed.
All functions, mechanisms and operations are designed to achieve CryptoFed's giveaway business model effectively and automatically. There is no way for CryptoFed to earn any revenue in fiat, including USD. Given that CryptoFed has no revenue forever, the only way it can survive is to ensure that it does not have any costs either. Fortunately, CryptoFed's zero cost operations can be achieved by using its own native tokens, just as the Bitcoin Blockchain and Ethereum Blockchain have both demonstrated by incentivizing their miners with their own native tokens of BTC and ETH.

	(a) 	Revenue
(i)	Locke Token Proceeds in USD-Pegged Stablecoins

CryptoFed grants Locke tokens, free of charge, to service providers as compensation, including both individuals and entities. However, for price discovery purposes, CryptoFed may conduct refundable auctions from time to time via compliant crypto exchanges. Refundable auctions will not start until CryptoFed's Form S-1 filing is declared effective by the SEC. Proceeds in USD pegged stablecoins from these token sales are reserved and used for refunding Locke, in order to allow purchasers to request full refunds at the original purchase prices via smart contracts.
Purchasers refund rights expire if: a) Locke's price surpasses five (5) times the original purchase price, or b) the original Locke tokens are sold, or c) Three (3) years passes from the original time of purchase, whichever comes first. After the refund rights of purchasers expires, the proceeds must be used to buy back Locke tokens on compliant exchanges, which is another method of refunding the proceeds back to the Locke token holders. No proceeds can be used for other purposes. As a result, CryptoFed cannot book any proceeds from Locke auctions as revenue.
(ii)	Ducat Token Proceeds in USD-Pegged Stablecoins
Ducat sales and distribution will not start until CryptoFed's Form S-1 filing is declared effective by the SEC and Locke reaches a market price of $0.10 USD per token on compliant crypto exchanges. Paid by CryptoFed, people and entities can earn Ducat interest (3% - 5%) by holding Ducat, earn Ducat rewards for purchase transactions (5.5% - 12%) and merchants earn transaction revenue (1% - 4%) for every consumer purchase. Contributors, wallet issuers and block producers also earn Ducat from CryptoFed. People and entities can purchase Ducat from CryptoFed on compliant crypto exchanges, but the proceeds must be preserved in the CryptoFed USD-pegged stablecoin reserve for token redemption purposes.

Ducat holders use Ducat to buy goods and services at participating merchants, which in turn will convert Ducat back to USD on compliant exchanges for redemption. Because CryptoFed gives away Ducat tokens, free of charge, to individuals or entities as rewards and interest in the range of 10 % - 20% additional Ducat over the amount of Ducat purchased, CryptoFed must continually buy back Ducat tokens on compliant exchanges via open market operations to maintain the Target Equilibrium Exchange Rate between Ducat and USD below.

1 Ducat = 1 USD * exp(r_1(t)+r_2(t)+...)

CryptoFed uses Locke tokens to conduct the Ducat buyback. In order to enable Locke to buy back Ducat on an ongoing basis, all proceeds must be transferred to CryptoFed's USD-pegged stablecoin reserve for Locke buyback so that Ducat holders can always redeem Ducat at the Target Equilibrium Exchange Rate between Ducat and USD. No proceeds can be used for other purposes. As a result, CryptoFed cannot book any proceeds from Ducat sales as revenue. Below is the redemption flow.

 Purchaser => Ducat => Merchant => Ducat => Exchange => USD =>
Merchant
CryptoFed => USD-pegged stablecoin proceeds => Locke buyback =>
Ducat buyback
	(iii) 	Transaction Fees
CryptoFed does not charge any transaction fees.
	(b) 	Cost
Bitcoin Blockchain gives its native token Bitcoin (BTC) to miners who in turn add blocks to the Bitcoin network and help maintain the network. Ethereum Blockchain has a similar mechanism.
Both Bitcoin and Ethereum Blockchains do not have their own cost, although the miners' operations have revenue and costs.

Similarly, both Locke and Ducat tokens are native tokens of the CryptoFed Blockchain. CyptoFed grants these Locke and Ducat tokens to contributors (equivalent to miners) who in turn help generate these tokens and maintain the CryptoFed Monetary System. Contributors in the CryptoFed Monetary System are broadly defined as those persons or entities who receive Locke or Ducat tokens from CryptoFed to perform functions needed for CryptoFed's mission. As a result, CryptoFed does not have costs.

As the founding organization, MShift will cover CryptoFed operating costs until December 31, 2021. The costs are one time setup expenses which will no longer continue for the ongoing operation of CryptoFed. From January 1, 2022, CryptoFed will completely operate as a token economic DAO without fiat currency. If regulatory agencies do not accept Ducat or Locke as payment for their filing fees, MShift may have to cover the filing fees in USD to fulfil ongoing reporting obligations, until CryptoFed establishes smart contracts to outsource the routine filings to vendors who are willing to accept Locke or Ducat tokens as payment.

	2. 	Risk Factors
(1) Zero Value of Locke and Ducat
Locke and Ducat tokens may have no value. CryptoFed's monetary system depends on Locke's value reaching $0.10 USD before launching Ducat. However, there is no guarantee that Locke or Ducat token will have any value.

(2) Effects of Government Regulations
By replacing the Fed's lending money supply mechanism with the CryptoFed's giveaway money supply mechanism, the Ducat economy presents a viable alternative to avoid the Fed's fractional reserve banking and the necessity of FDIC. The reactions from federal and state regulators are unknown.

(3) Banks and Exchanges
Banks and exchanges complying with Know Your Customer (KYC), Anti-Money Laundering (AML) and money transmission regulations issue CryptoFed co-branded wallets, similar to co-branded credit cards. All persons and entities must acquire wallets from these banks or exchanges. but the number of banks and exchanges that will work or continue working with CryptoFed is unknown.

(4) Mass Acceptance by Consumers and Merchants
CryptoFed is a monetary system which depends on mass acceptance by consumers and merchants.
However, there is no guarantee that mass acceptance by consumers and merchants can be achieved.

(5) Zero Revenue and Mass Incentive Giveaway
CryptoFed does not have revenue, yet gives away mass incentives.
This business model is new and may not work as intended.

(6) EOS Blockchain Protocol
"To build an enterprise-grade financial product using blockchain with high scalability, low latency and zero transaction fee, EOS was our choice." The article "Why we built our blockchain business on EOS instead of Ethereum" provides a great testimony. However, EOS has not yet been tested in a large scale deployment across the retail industry.

(7)  Operation of a Decentralized Autonomous Organization (DAO)
CryptoFed will not only decentralize and automate a monetary system, but also decentralize and automate itself. As the first DAO legalized in the US, CryptoFed is equivalent to making "mission impossible" possible.

(8) Macroeconomic Condition
To be successful, CryptoFed needs the fundamental macroeconomic condition that fiat currencies of the major central banks, such as the US, EU and Japan, maintain zero nominal interest and negative real interest. This condition has held for more than 10 years, but there is no guarantee that this condition will continue to hold.

(9) Economic Theories
CryptoFed's economic theories mainly depend on the combination, integration, and reconciliation of the economic theories of Keynes and Hayek. However, the debate between these two schools of economic thought has been ongoing without resolution since 1930. There is no guarantee that CryptoFed's understanding of economics is correct. "The debate about the validity of their economics remains open. It hinges on the question of the extent to which full employment is the normal or strong tendency of a decentralized system. Hayek thought it was; Keynes thought it wasn't. Both could appeal to the facts to support them. Hayek could point out that the capitalist market economy had been the major factor in lifting the world out of poverty and reducing violence, Keynes to the fact that it achieved full employment only in 'moments of excitement'; that its progress was punctuated by crashes which periodically threw millions out of work; and that the capitalist era had witnessed two of the most devastating wars in history."


	3. 	Use of Proceeds
All proceeds from Locke token auction sales will be used to refund or buy back Locke. All proceeds from Ducat token sales will be used for redemption. No proceeds will be used for any other purposes. Please see "Section 1. Summary " above.

	4. 	Dividend Policy
There are no dividends for Locke or Ducat tokens.

	5. 	Capitalization
CryptoFed's capitalization does not exist, because it does not have short-term or long-term liabilities, or stockholder equity.
CryptoFed does not have any revenue or costs. Please see
"Section 1. Summary " above.

	6. 	Ratio of Earnings to Fixed Charges

CryptoFed does not have any revenue or costs. Please see
"Section 1. Summary " above.

	7. 	Dilution
(1) Locke Token
As of September 1, 2021, out of a maximum authorized finite number of 10 trillion Locke tokens, less than 0.2% has been granted or promised to less than 15 people, free of charge. Locke token holders should always calculate their holding at a fully diluted basis with a maximum authorized issuance of 10 trillion.
(2) Ducat Token
Ducat is an inflation and deflation protected stable token with unlimited issuance. Dilution does not apply to the Ducat token.

	8. 	Selected Financial Data
CryptoFed was established on July 1, 2021, as the first legally recognized DAO in the US. There are no transactions on the CryptoFed Blockchain yet. All transactions will be recorded on the CryptoFed Blockchain once Locke and Ducat tokens are launched after the SEC declares this CryptoFed's Form S-1 filing is effective. Furthermore, CryptoFed has a giveaway business model which does not have any revenue, costs or corresponding financial information. Please see the "Section 1. Summary" above.

	9. 	Supplementary Financial Information
CryptoFed has a giveaway business model which does not have any revenue, costs or corresponding financial information. Please see "Section 1. Summary " above.

	10. 	Management's Discussion and Analysis of Financial
Condition and Results of Operations (MD&A) Changes in and Disagreements with Auditors on Accounting and Financial Disclosure No accounting or audit is needed because CryptoFed does not have any revenue or costs. Please see "Section 1. Summary " above.

	11. 	Quantitative and Qualitative Market Risk Disclosure
As a smaller reporting company (as defined in Rule 12b-2 of the Exchange Act), CryptoFed is not required to provide the information called for by Item 304 of Regulation S-K. However, CryptoFed wants to emphasize not only the high-risk nature of the crypto markets in general, but also the inherent risks associated with Locke and Ducat tokens in particular.
(1) Federal Funds Rate
If the Fed raises the Federal Funds Rate to 5%, the entire landscape in terms of competition of monetary systems may change. Fiat holders may no longer search for new currencies and inflation in fiat may no longer be an issue.
(2) Open Market Operations
CryptoFed's buying and selling between Locke and Ducat is
important to maintain the Target Equilibrium Exchange Rate
between Ducat and USD to achieve zero inflation and deflation of the Ducat economy. A deep crypto market for both Locke and Ducat are needed for CryptoFed's open market operations to function well, but there is no guarantee that it can be achieved.
(3) Locke Token Price
Ducat tokens will not launch until the price of Locke Tokens reaches a minimum value of $0.10
USD per token for a consecutive one-month period. There is no guarantee that this will happen. CryptoFed uses USD-pegged stablecoin proceeds held in reserve to buy back Locke whenever the Locke's price falls 3% below its previous price for a 24-
hour period or falls 5% below its previous price for a 1-hour period. Whenever the Locke's price falls 30% below its previous price for a 24-hour period, CryptoFed has the authority to use all its CryptoFed USD-pegged stablecoin reserves to buy back
Locke tokens. If the CryptoFed USD-pegged stablecoins reserve is depleted, the Locke token market price may have a risk of free fall.
(4) USD-Pegged Stablecoin Market
CryptoFed does not hold any fiat bank accounts at any financial institution and depends on the
USD-pegged stablecoin market to execute its open market
operations to maintain the Target Equilibrium Exchange Rate and achieve its mission of zero inflation and zero deflation.
However, there is no guarantee that the USD-pegged stablecoin market will continue growing sufficiently to meet the demand for CryptoFed open market operations.
(5) Compliant Crypto Exchanges
CryptoFed depends on compliant crypto exchanges to conduct open market operations to maintain the Target Equilibrium Exchange
Rate. However, there is no guarantee that the number and trading volume of compliant crypto exchanges will sufficiently meet the demand for CryptoFed open market operations.
	12. 	Business

Please see the active EDGAR hyperlink to Form 10 registration statement filed in conjunction with this Form S-1 that includes the full discussion of the general development of CryptoFed's business at "Item 1: Business". https://www.sec.gov/Archives/edgar/data/1881928/000188192821000001
/0001881928-21-000001-index.htm

	13. 	Management
There is no hierarchy, such as an executive branch, board of directors, or advisory board at CryptoFed. CryptoFed will be decentralized to the extent that a Chief Executive Officer (CEO) is no longer needed within three years. For the time being, the current CEO is a symbolic position held by Marian Orr, to communicate with regulators, together with MShift, because regulators, such as the SEC, may require contact people and the founding company to be responsible for document filing.

Below is Marian Orr's brief experience prior to joining CryptoFed. Marian Orr was sworn in as
Cheyenne's first female Mayor on January 3, 2017. Marian was a successful lobbyist for over 20 years. Marian was active behind the scenes in promoting ground-breaking legislation in Wyoming to recognize a new digital economy with the first two Special Purpose Depository Institution choosing Cheyenne as their home.
	14. 	Executive Compensation
Marian Orr, CEO and one of the three organizers of American CryptoFed DAO, is on MShift's payroll with annual salary $150,000 USD, and has been promised 2 billion Locke tokens which cannot be sold below $ 0.05 USD per Locke token.
	15. 	Corporate Governance Arrangements
There are no board of directors or related board committee (audit committee, board compensation committee and board nominating committee). The CryptoFed Constitution attached as
Exhibit 1 is the governance arrangement which clearly defines the rights of the governance framework and the rights of the Locke governance token.
	16. 	Related Party Transactions
MShift is the sole member of American CryptoFed DAO LLC. Out of the total maximum authorized finite number of 10 trillion Locke tokens, 25% will be reserved for MShift as the founding organization. Out of the total 25% allocated to MShift, 1/5th of this allocation (5% of the total) will be used to maintain, defend and protect the intellectual property which will be permanently, exclusively, and irreversibly licensed to CryptoFed, free of charge.

Scott Moeller, MShift CEO, and one of the three organizers of American CryptoFed DAO LLC, works voluntarily without salary. His Locke token grant from MShift's 25% initial allocation outlined in the CryptoFed Constitution will be decided after CryptoFed's Form S -1 filing.

Xiaomeng Zhou, COO, MShift Inc. and one of the three organizers of American CryptoFed
DAO LLC, works voluntarily without salary. His Locke token grant from MShift's 25% initial allocation outlined in the CryptoFed Constitution will be decided after CryptoFed's Form S -1 filing.
	17. 	Principal and Selling Stockholders/Security
Ownership of Beneficial Owners and Management Shares Eligible for Future Sale

Marian Orr, CEO and one of the three organizers of American
CryptoFed DAO LLC, has been promised 2 billion Locke tokens which cannot be sold below $0.05 USD per Locke token.

After this Form S-1 filing and Form 10 filing, CryptoFed will allocate the Locke tokens based on its Ducat Economic Zone Plan attached as Exhibit 2. CryptoFed will file two-Form 8-K to provide update November 15, 2021, and December 31, 2021, respectively.
	18. 	Description of Securities Being Offered and
Recent Sales of Unregistered Securities

CryptoFed has not formally started executing the initial allocation plan of the Locke token outlined in the CryptoFed Constitution yet. As of September 14, 2021, out of a maximum authorized finite number of 10 trillion Locke tokens, less than 0.2% has been granted or promised to less than 15 people as service providers, free of charge. Voting rights are defined in the CryptoFed Constitution. There are no liquidation rights, conversion rights, dividend rights, redemption rights or change of control provision. The granted Locke tokens are restricted, untradeable and cannot be sold below $ 0.05 USD or $0.10 USD per Locke token. None of these tokens have been minted yet. Most Locke token grant agreements have not been formalized yet. CryptoFed will formalize the Locke token grant agreements and file a Form 8-K to provide an update to the SEC by November 16, 2021.
	19. 	Underwriting
There is no underwriter.
	20. 	Experts and Legal Counsel
There are no hired experts, accounting firms or law firms involved in this Form S-1 filing.
	21. 	Financial Statements
CryptoFed has a giveaway business model which does not have any revenue, costs or corresponding financial information. Please see "Section 1. Summary " above.
	22. 	Indemnification
There is no indemnification agreement or provisions relating to directors, officers, and controlling persons of CryptoFed against liability arising under the Securities Act.
	23. 	Undertakings
(1) Ducat Economic Zone Plan
After this Form S-1 filing and the Form 10 filing, CryptoFed will allocate Locke tokens based on its Ducat Economic Zone Plan attached as Exhibit 2. Within one week of the effectiveness of CryptoFed's Form 10 filing, CryptoFed will file Form S-8 and make it available to all CryptoFed contributors. CryptoFed will file Form 8-K to provide updates accordingly.
(2) Refundable Locke Auctions
Refundable Locke token auctions as described in "Section 1. Summary" will not start until this Form S-1 is declared effective by the SEC. CryptoFed will file two-Form 8-K to provide updates accordingly.
(3) Open Market Operations
CryptoFed will conduct open market operations on a daily basis which will change the supply of Locke and Ducat tokens overtime. CryptoFed would like to discuss with the SEC as to how to best report the related financial activities. Locke and Ducat transactions will be fully transparent on the CryptoFed Blockchain.
	24. 	Offering Expenses
      There are no offering
expenses
	25. 	Exhibits and Financial Statement Schedules
No financial statements exist because CryptoFed does not have any revenue or costs. Please see
"Section 1. Summary" above.

Exhibit 1: American CryptoFed DAO Constitution
Exhibit 2: Ducat Economic Zone Plan
Exhibit 3: American CryptoFed DAO Formation Certificate

	26. 	Cautionary Note Regarding Forward-Looking Statements

This prospectus, including the sections entitled "Prospectus
Summary," and "Risk Factors" contains forward-looking statements within the meaning of the federal securities laws. These statements relate to anticipated future events and future results of operations. In some cases, you can identify forward-looking statements by terminology such as "may," "might,"
"will,"
"should," "intends," "expects," "plans," "goals,"
"projects," "anticipates," "believes," "estimates,"
"predicts," "potential," or "continue" or the negative of these terms or other comparable terminology.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry's) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. The "Risk Factors" section of this prospectus sets forth detailed risks, uncertainties and cautionary statements regarding our business and these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing regulatory environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus.

We cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. These cautionary statements should be considered with any written or oral forwardlooking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the U.S., we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

	27. 	Incorporation by Reference

Please see the active EDGAR hyperlink to Form 10 registration statement filed in conjunction with this Form S-1.
https://www.sec.gov/Archives/edgar/data/1881928/000188192821000001
/0001881928-21-000001-index.htm


	28. 	SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cheyenne, State of Wyoming, on September 15 , 2021.

American CryptoFed DAO LLC
(Registrant)

Marian Orr, CEO, Marian Orr
By (Signature and Title)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Scott Moeller
   (Signature)
MShift Inc.
(Sole Member of American CryptoFed
DAO LLC) CEO,  Scott
Moeller
(Title and Print
Name) September 15,
2021
(Date)

Xiaomeng Zhou
   (Signature)
MShift Inc.
(Sole Member of American CryptoFed DAO LLC)
COO, Xiaomeng Zhou
(Title and Print Name
) September 15, 2021
(Date)

  https://www.bea.gov/data/personal-consumption-expenditures
-price-index
  https://www.sec.gov/news/public-statement/peirce-statement
-token-safe-harbor-proposal-2.0
  What is the Fed: Monetary Policy, https://www.frbsf.org /education/teacher-resources/what-is-thefed/monetary-policy/
  F. A. Hayek (Nobel Laureate 1974), 1976, Denationalization of Money, page 33, 84, https://cdn.mises.org/Denationalisation%20of%20Money%20
The%20Argument%20Refined_5.pdf
  Ben Bernanke and Harold James, 1991, page 33, "The Gold Standard, Deflation, and Financial Crisis in the Great Depression: An International Comparison" in Financial Markets and Financial Crises, ed. R.
Glenn Hubbard, University of Chicago Press, https://www.nber.org/system/files/chapters/c11482/c11482.pdf
  Why we built our blockchain business on EOS instead of Ethereum, https://venturebeat.com/2019/04/13/why-we-built-our-blockchain
-business-on-eos-instead-of-ethereum/
  https://venturebeat.com/2019/04/13/why-we-built-our-blockchain
-business-on-eos-instead-of-ethereum/
  Robert Skidelsky, Keynes v Hayek: The Four Buts, page 164-165, in From the Past to the Future: Ideas and Actions for a Free Society, January 15-17,2020, A Special Meeting, The Mont Pelerin Society. https://www.hoover.org/sites/default/files/finalmpsbook.pdf




DocuSign Envelope ID: B4D730DE-8AF6-4C50-B660-21530D7A5C19
DocuSign Envelope ID: B4D730DE-8AF6-4C50-B660-21530D7A5C19
American CryptoFed DAO Form S-1 	1


American CryptoFed DAO Form S-1 	1


DocuSign Envelope ID: B4D730DE-8AF6-4C50-B660-21530D7A5C19